Exhibit 99.1
News Release
Community Healthcare Trust Increases Credit Facility to $325 million with $75 Million Term Loan and Lowered Borrowing Costs
FRANKLIN, Tenn., April 1, 2019 /PRNewswire/ -- Community Healthcare Trust Incorporated (NYSE: CHCT) announced it has increased its credit facility to $325 million through a third amendment to its credit facility.
The credit facility, as amended, provides for a $150 million revolving facility and $175 million in term loans. The term loans consist of $50 million maturing in March 2022 and $50 million maturing in March 2024 and $75 million maturing in March 2026. The revolving facility now matures in March 2023, with one 12-month extension option.
Amounts outstanding will bear interest under the revolving facility at LIBOR plus a margin of between 1.25% and 1.90%, and under the term loans at LIBOR plus a margin of between 1.25% and 2.30%, depending on the maturity and the Company’s leverage.
The credit facility has an accordion feature that allows the total borrowing capacity under the credit facility to be increased to $525 million, including the ability to add and fund additional term loans. The accordion and revolving facility extension options are subject to normal terms and conditions for this type of facility.
At closing, the Company drew down the entire $75 million available under the new term loan and used proceeds to completely paydown the revolving facility.
The Company has entered into interest rate swap agreements that fix the interest rates on the 3-year term loan at 3.85%, the 5-year term loan at 4.18% and on the 7-year term loan at 4.29%, depending on the Company’s leverage, through the maturity date of each respective term loan.
SunTrust Robinson Humphrey, Fifth Third Bank and BB&T served as joint lead arrangers and joint book managers, Fifth Third Bank served as syndication agent. SunTrust Bank served as administration agent. Other banks in the syndication include, First Tennessee Bank, Pinnacle Bank, Franklin Synergy Bank, CapStar Bank, Synovus Bank and BanCorp South Bank. SunTrust Robinson Humphrey, Fifth Third Bank and First Tennessee Bank were counterparties to the swap agreements.
About Community Healthcare Trust Incorporated
Community Healthcare Trust is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in its target sub-markets throughout the United States. The Company had investments of approximately $444.9 million in 103 real estate properties as of December 31, 2018, located in 29 states, totaling approximately 2.2 million square feet.
Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit .  Please contact the Company at 615-771-3052 to request a printed copy of this information.
Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.
CONTACT: W. Page Barnes, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated

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